                                AMENDMENT TO FUND
                             PARTICIPATION AGREEMENT
                                      AMONG
                   NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST,
                       NEUBERGER BERMAN MANAGEMENT, INC.,
                                       and
                    JEFFERSON NATIONAL LIFE INSURANCE COMPANY

          For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the April 30, 1997 Fund Participation Agreement, as amended, among Neuberger Berman Advisers Management Trust, Neuberger Berman Management, Inc. and Jefferson National Life Insurance Company (the "Insurance Company") as follows:

          1. Appendix B thereto is hereby modified by adding five new segregated asset accounts of the Jefferson National Life Insurance Company to that schedule, which shall read as follows:

                                   APPENDIX B

ACCOUNT(S)                                             FORM #
- Jefferson National Life Annuity Account C            22-4025 (Individual)
                                                       32-4000 (Group)
- Jefferson National Life Annuity Account E            22-4047/32-4003 (Achievement)
                                                       22-4048/32-4002 (Educator)
- Jefferson National Life Annuity Account F            22-4061
- Jefferson National Life Annuity Account G            22-4056
- Jefferson National Life Annuity Account H            CVIC-2000 or -2001(state specific)
- Jefferson National Life Annuity Account I            CVIC-2004 or -2005(state specific)
- Jefferson National Life Annuity Account J            JNL-2100
- Jefferson National Life Annuity Account K            JNL-2200
- Jefferson National Life Account L                    CVIC-1001 and -1003
- Jefferson National Life Annuity Account M            JNL-22-4061
- Jefferson National Life Annuity Account N            JNL-2000
- Jefferson National Life Annuity Account O            JNL-2004

          2. All other terms of the Agreement shall remain in full force and effect.

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     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of this date, April 5, 2004.


                                      NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST


                                      By: /s/ Brian Gaffney
                                          -----------------
                                      Name: Brian Gaffney
                                      Title: Vice President


                                      NEUBERGER BERMAN MANAGEMENT, INC.

                                      By: /s/ Brian Gaffney
                                          -----------------
                                      Name: Brian Gaffney
                                      Title: Senior Vice President


                                      JEFFERSON NATIONAL LIFE INSURANCE
                                      COMPANY


                                      By: /s/ Craig A. Hawley
                                      Name: Craig A. Hawley
                                      Title: General Counsel and Secretary

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